SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2003 (December 8, 2003)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices)

(314) 863-1100
(Registrant’s telephone number)

Item 5	Other Matters

On December 8, 2003, the Company reaffirmed its previous guidance of fourth quarter earnings in the $0.38 to $0.42 range on a diluted basis. The Company also reaffirmed its previously stated expectation of $1.66 to $1.70 per common share for the full year 2003.

Item 7	Financial Statements and Exhibits

(c)	Exhibit

99 Press Release, dated December 8, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By: /s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:     December 10, 2003